Exhibit 10.4

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November 30, 2007 between Associated Third Party Administrators, a California corporation whose principal place of business is located at 1640 South Loop Road, Alameda, CA 94502 (“ATPA” or the “Company”), United Benefits & Pension Services, Inc. (solely with respect to Article 4) and each of the Purchaser(s) identified on the signature pages hereto (including their successors and assigns, the “Purchaser(s)”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agrees as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

“Acquisition Agreement” means the Agreement and Plan of Merger pursuant to which UBPS or a subsidiary thereof is acquiring all of the stock of the Company.

“Acquisition” means the acquisition of ATPA by UBPS, pursuant to the Acquisition Agreement.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Additional Notes” means any notes issued to the Holders in payment of Interest.

“Agent” means CAMOFI Master LDC, in its capacity as agent of the Purchasers for the purposes of holding the Security Documents on their behalf as described in Section 5.19.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as any Purchaser will be deemed to be an Affiliate of such Purchaser.

“Change of Control” means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), other than a group including Richard Stierwalt, of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company, or (ii) a replacement at one time or within a three year period of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the Closing Date (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the Closing Date), or (iii) Richard Stierwalt shall no longer be employed by the Company or UBPS as Chief Executive Officer on a full time basis, or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or (ii).

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ respective obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of UBPS, par value $.00001 per share, and any securities into which such common stock shall hereinafter have been reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Katten Muchin Rosenman LLP.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1 hereof.

“Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Eligible Market” means the following markets or exchanges the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

“Equity Offering” means the private offering by UBPS of units consisting of shares of Common Stock and warrants to acquire shares of Common Stock for minimum gross proceeds of $4,500,000 and maximum gross proceeds of $9,000,000.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company or UBPS, not to exceed 25,000 shares or (b) options pursuant to any stock or option plan duly adopted by a majority of the members of the Board of Directors of the Company or UBPS prior to closing not to exceed 10% of the fully diluted shares and on terms approved by the Purchasers or (c) securities upon the exercise of any securities issued hereunder, or convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, or (d) shares of Common Stock issued to secure the senior subordinated promissory note issued in lieu of funding up to $2.5 million of the Escrow Amount or (e) the Performance Incentive Shares.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h) hereof.

“Guarantee(s)” means the Guarantee(s), dated the date hereof, among UBPS, each of the Subsidiaries (other than TBOL)and the Purchasers, in the form of Exhibit E attached hereto.

“Issued Shares” means collectively the shares of Common Stock to be issued by the UBPS and delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof and as set forth on Schedule 3.1(g) attached hereto.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b) hereof.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Notes” means the Senior Secured Notes due, subject to the terms therein, May 30, 2011, issued by the Company to each of the Purchasers hereunder, in the form of Exhibit A and any Additional Notes issued to the Holders in payment of interest pursuant thereto.

“Performance Incentive Shares” means up to a total of 417,362 shares of Common Stock to be issued to the President and Chief Executive Officer and the Chief Financial Officer of UBPS upon the Company achieving certain budgeted performance levels.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among UBPS and the Purchasers, in the form of Exhibit C attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Warrant Shares by any Purchaser as provided for in the Registration Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including the Issued Shares and any Warrant Shares issuable upon exercise in full of all Warrants and ignoring any exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Notes, the Issued Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated the date hereof, between the Company, UBPS, the Subsidiaries (other than TBOL) and the Agent on behalf of the Purchasers, in the form of Exhibit D attached hereto.

“Security Documents” means the Security Agreement, the Guarantee(s) and any other documents and filings required thereunder in order to grant the Agent (on behalf of the Purchasers) a perfected security interest in all of the assets of UBPS and the Company, including all UCC-1 filing receipts and mortgages on the real property.

“Subscription Amount” means, as to any Purchaser, the aggregate amount to be paid for the Notes, the Issued Shares and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount”, in United States Dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a).

“TBOL” means Trust Benefits Online, LLC.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Security Agreement, the Guarantee(s), the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“UBPS” means United Benefits & Pension Services, Inc., a Delaware corporation, and the company acquiring ATPA and the parent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the primary Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. New York City Time to 4:02 p.m. New York City Time ) using the VAP function; (b) if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by Purchasers holding a majority of the principal amount of Notes then outstanding.

“Warrants” means the Common Stock purchase warrants, in the form of Exhibit B delivered to each Purchaser at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to five years.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and each of the Purchasers severally (and not jointly) agree to the principal amount of the Notes set forth as the “Subscription Amount” on such Purchaser’s signature page to this Agreement (not to exceed $8,000,000 in the aggregate principal amount), secured by a first priority lien, more fully described in the Security Agreement, on all assets of the Company, UBPS and the Subsidiaries (other than TBOL), the Issued Shares and the Warrants, to be issued on a pro rata basis to each Purchaser based on such Purchaser’s Subscription Amount.

At the Closing, each Purchaser shall deliver to the Company via wire transfer immediately available funds equal to its Subscription Amount and the Company shall deliver to each Purchaser its Note, Warrants and Issued Shares as determined pursuant to Section 2.2(a), and the other items set forth in Section 2.2 issuable at the Closing. Upon satisfaction of the conditions set forth in Section 2.2, the Closing shall occur at the offices of the Company, or such other location as the parties shall mutually agree.

2.2 Deliveries.

a)	On the Closing Date, the Company shall deliver to each Purchaser the following:

(i)	this Agreement duly executed by the Company and UBPS;

(ii)	a duly executed Note with a principal amount equal to such Purchaser’s Subscription Amount, registered in the name of such Purchaser;

(iii)
duly executed Warrants registered in the name of each Purchaser to purchase an aggregate number of shares of Common Stock of the Company, as set forth on Schedule 3.1(g) attached hereto, with an exercise price per share equal to $.00001;

(iv)	the Issued Shares registered in the name of each Purchaser;

(v)	the Registration Rights Agreement duly executed by UBPS;

(vi)	the Security Agreement, duly executed by the Company, UBPS and the Subsidiaries, along with all the Security Documents;

(vii)	the Guarantee(s), duly executed by UBPS and the Subsidiaries;

(viii)	lock-up agreements executed by all control shareholders and insiders, including Richard Stierwalt, Thomas Mackell, the Company’s CFO and John Sweeney;

(ix)
a UCC-1 financing statement naming the Purchasers as secured parties to be filed simultaneously with the Closing; prior to the Closing the Purchasers shall have received evidence satisfactory to them that there are no liens on the assets of the Company and its Subsidiaries (other than TBOL);

(x)	a use of proceeds statement, duly executed by the chief executive officer of the Company, attesting to the use of proceeds from the issuance of the Notes; and

(xi)	a legal opinion of Company Counsel in the form of Exhibit F.

b)	On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by such Purchaser;

(ii)	the Purchaser’s Subscription Amount by wire transfer to the account of the Company;

(iii)	the Registration Rights Agreement duly executed by such Purchaser; and

(iv)	the Security Agreement, duly executed by such Purchaser.

2.3 Closing Conditions.

a)	The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii)	all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)	the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

b)	The respective obligations of each Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)	such Purchaser shall be satisfied with the results of its due diligence investigation of the Company;

(iv)	such Purchaser shall be satisfied with the Company’s current and projected uses of cash;

(v)	such Purchaser shall be satisfied with the Acquisition and the Company’s and UBPS’ respective audited financial statements (to the extent available) and UBPS’s unaudited financial statements;

(vi)	such Purchaser shall be satisfied with the Company’s pro forma capitalization;

(vii)	such Purchaser shall be satisfied with the quality and amount of the collateral;

(viii)
no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(ix)	The Company has obtained Board approval relating to the issuance of the Securities to the Purchasers under the Transaction Documents;

(x)	the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(xi)
since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could be expected to have or result in a Material Adverse Effect with respect to the Company and its Subsidiaries;

(xii)
no banking moratorium have been declared either by the United States or New York State authorities, no suspension of trading shall have been declared on the New York Stock Exchange or the NASDAQ Stock Market, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial markets which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Notes at the Closing;

(xiii)	the Company’s pro-forma balance sheet shall contain at least $1.3 million in cash value of insurance policies and at least $650,000 in cash after satisfying in full all closing obligations;

(xiv)	the Consolidated EBITDA of ATPA for the period April 30, 2007 to October 31, 2007 shall be at least $1.775 million.

(xv)
neither the Company nor any of its Subsidiaries shall have any outstanding indebtedness, other than (A) that in favor of the Purchasers pursuant to the Notes and (B) indebtedness set forth on Schedule 3.1(z) hereto;

(xvi)
the Company shall have sold (or shall sell TBOL by January 31,2008) TBOL on terms satisfactory to the Purchasers including having retained at least 40% of the equity thereof and having no further liabilities or further funding obligation therewith;

(xvii)	such Purchaser shall be satisfied with the four-year non-competition agreements with John Sweeney and the other shareholders of the Company entering into such agreements;

(xviii)	such Purchaser shall be satisfied with the two-year consulting agreement with John Sweeney and the two-year employment agreements with the employees of the Company entering into such agreements;

(xix)	such Purchaser shall be satisfied with the employment agreements and option plans of the principals of the Company and UBPS; and

(xx)
at least $4.5 million of additional equity shall have been contributed to the Company in the Equity Offering on terms satisfactory to the Purchasers, at least $750,000 shall be from the Company’s management team on terms and at times satisfactory to the Purchasers.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedule which shall be deemed a part hereof, each of the Company and its Subsidiaries hereby makes the representations and warranties set forth below to each Purchaser. Additionally, all of the representations and warranties contained in the Acquisition Agreement are hereby incorporated by reference as if fully set forth herein

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in Schedule 3.1 (a) of the Disclosure Schedule. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiary, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company and each of its Subsidiaries have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its respective obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and each of its Subsidiaries and the consummation by it of the transactions contemplated thereby have been duly authorized by all action on the part of the Company and each of its Subsidiaries and no further action is required by the Company and each of its Subsidiaries in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and each of its Subsidiaries and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company and each of its Subsidiaries enforceable against the Company and each of its Subsidiaries in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d) No Conflicts. Except as set forth in Disclosure Schedule 3.1(d), the execution, delivery and performance of the Transaction Documents by the Company and each of its Subsidiaries and the consummation by the Company and each of its Subsidiaries of the other transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (except pursuant to the Security Agreement dated on the date hereof) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Except as set forth in the Disclosure Schedule 3.1(e), the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents.

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Warrant Shares at least equal to the Required Minimum on the date hereof. The Company has not, and to the knowledge of the Company, no Affiliate of the Company has sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser..

(g) Capitalization. The pro forma capitalization of the Company is as set forth on Schedule 3.1(g). Other than as set forth on Schedule 3.1(g), the Company and the Subsidiaries have no indebtedness. Except as set forth on Schedule 3.1(g), the Company has not issued any capital stock since April 17, 2007. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g), as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchaser) other than pursuant to the terms of UBPS’s sale of Units in its Equity Offering and will not result in a right of any holder of the Company’s or any of its Subsidiaries’ securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company and its Subsidiaries are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or any of its Subsidiaries or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s or any of its Subsidiaries’ capital stock to which the Company or any of its Subsidiaries is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders or any stockholder of its Subsidiaries. The Company has no outstanding indebtedness except for the indebtedness described in Section 2.3(b)(xiv).

(h) Financial Statements. Except as set forth on Schedule 3.1(h), the financial statements of the Company and its Subsidiaries, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes. Since the date of the latest audited or unaudited financial statements, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) each of the Company and its Subsidiaries has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice; (B) liabilities to be assumed as a result of the acquisition of ATPA; (C) commitments to pay transaction costs to brokers, bankers, accountants, lawyers and other professionals advising the Company to all the transactions contemplated under this Agreement, and (D) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP, (iii) each of the Company and its Subsidiaries has not altered its method of accounting, (iv) neither the Company nor any Subsidiary of the Company has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) other than as set forth on Schedule 3.1(i), each of the Company and its Subsidiaries has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

(j) Litigation. Other than as set forth in the Disclosure Schedule under the caption “Legal Proceedings,” there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation, to the best of the Company’s knowledge, or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of the Company or any Subsidiary, there has not been and there is not pending or contemplated, any investigation by the Commission involving the Company or any Subsidiary or any current or former director or officer of the Company or any Subsidiary.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company or Subsidiary, is imminent with respect to any of the employees of the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect.

(l) Compliance, Material Contracts. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement, services, marketing or processing agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect. Schedule 3.1(l) contains a true, correct and complete list of all contracts which are material to the operation of the business of the Company or any Subsidiary (“Material Contracts”). Except as set forth on Schedule 3.1(l), each Material Contract is in full force and effect and is enforceable in accordance with its terms, and no material defaults enforceable against the Company or any Subsidiary exist thereunder. Neither the Company nor any Subsidiary has received notice from any party to any Material Contract stating that it intends to terminate or amend such contract.

(m) Regulatory Permits and Licenses. The Company and the Subsidiaries possess all certificates, authorizations, memberships, sponsorships and permits issued by the appropriate federal, state, local or foreign regulatory authorities or other Person necessary to conduct their respective businesses and are in good standing under all such certificates, authorizations, memberships, sponsorship and permits, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(o) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, at least equal to the aggregate Subscription Amount. The Company maintains a director’s and officer’s insurance policy in the amount of $8.0 Million. To the best of the Company’s knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees. None of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company or any Subsidiary, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company or any Subsidiary, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $10,000 per year other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any Subsidiary and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Reserved.

(s) Certain Fees. Except as set forth on Schedule 3.1(s), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(t) Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v) Registration Rights. Except as contemplated by the transactions hereunder or as set forth on Schedule 3.1(v), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w) Reserved

(x) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company's issuance of the Securities and the Purchasers’ ownership of the Securities.

(y) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that each Purchaser will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its Subsidiaries, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, and except for the transactions related to the Unit offering by UPBS of Common Stock and Warrants in a private placement offering, neither UBPS, the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company or its Subsidiaries for purposes of the Securities Act or any applicable shareholder approval provisions..

(aa) Solvency. For purposes of this representation, the term “Company” shall include all of its Subsidiaries. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder and the application of the proceeds thereof, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(z) sets forth all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb) Environmental Matters. The Company and each its Subsidiaries (a) is in compliance in all material respects with any and all Environmental Laws (as herein defined), (b) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (c) is in compliance in all material respects with all terms and conditions of any such permit, license or approval. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(cc) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, except as disclosed in Schedule 3.1(cc), the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(dd) No General Solicitation. Neither UBPS, the Company nor any person acting on behalf of UBPS, the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ee) Foreign Corrupt Practices. For purposes of this representation, the term “Company” shall include all of its Subsidiaries. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ff) Seniority. As of the Closing Date, no indebtedness, equity or other security of the Company is senior to, or pari passu with, the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness in favor of the Purchasers pursuant to the Notes.

(gg) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company or any Subsidiary to arise, between the accountants and lawyers formerly or presently employed by the Company or any Subsidiary and the Company and each Subsidiary is current with respect to any fees owed to its accountants and lawyers. By making this representation, each of the Company and its Subsidiaries does not, in any manner, waive the attorney/client privilege or the confidentiality of the communications between the Company and its Subsidiaries and its lawyers.

(hh) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchasers that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives. The Company further acknowledges that in addition to purchasing Securities, the Purchasers or their affiliates may directly or indirectly own Common Stock and Warrants in UBPS and that such parties, exercising their rights hereunder may adversely impact their other holdings as well as the other equity holders in the Company.

(ii) Accountants. The Company’s accountants are set forth on Schedule 3.1(ii) of the Disclosure Schedule.

(jj) Acknowledgement Regarding Purchasers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 4.15 below), it is understood and acknowledged by the Company (i) that none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that future open market or other transactions by any Purchaser, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions, after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Purchaser Representation. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable securities laws and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any period of time.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d) Experience of the Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

The Company acknowledges and agrees that the Purchasers do not make or have not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to UBPS or to an affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), UBPS may require the transferor thereof to provide to UBPS an opinion of counsel selected by the transferor and reasonably acceptable to UBPS, the form and substance of which opinion shall be reasonably satisfactory to UBPS, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

[NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [EXERCISABLE] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

UBPS acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, the Purchasers may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of UBPS and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, UBPS will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c) Certificates evidencing the Issued Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Issued Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Issued Shares or Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). UBPS shall cause its counsel to issue a legal opinion to UBPS’ transfer agent promptly after the Effective Date if required by UBPS’ transfer agent to effect the removal of the legend hereunder. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Warrant Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then such Warrant Shares shall be issued free of all legends. UBPS agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to UBPS or UBPS’ transfer agent of a certificate representing Issued Shares or Warrant Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. UBPS may not make any notation on its records or give instructions to any transfer agent of UBPS that enlarge the restrictions on transfer set forth in this Section. Certificates for Warrant Shares or Issued Shares subject to the legend removal hereunder shall be transmitted by the transfer agent of UBPS to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company.

(d) In addition to the Purchasers’ other available remedies, UBPS shall pay to each Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Warrant Shares or Issued Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to UBPS’ transfer agent) delivered for removal of the restrictive legend and subject to this Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day 5 Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit each Purchaser’s right to pursue actual damages for UBPS’ failure to deliver certificates representing any Securities as required by the Transaction Documents, and each Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon UBPS’ reliance that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2 Acknowledgment of Dilution. UBPS acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. UBPS further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim UBPS may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of UBPS.

4.3 Furnishing of Information. As long as any Purchaser owns Securities, UBPS covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by UBPS after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if UBPS is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to such Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for such Purchaser to sell the Securities under Rule 144 so long as it is a public company. UBPS further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.4 Integration. UBPS shall not, and shall use its best efforts to ensure that no Affiliate of UBPS shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

4.5 Exercise Procedures. The form of Notice of Exercise included in the Warrants sets forth the totality of the procedures required of the Purchasers in order to exercise the Warrants. No additional legal opinion or other information or instructions shall be required of the Purchasers to exercise their Warrants. UBPS shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Publicity. UBPS and the Purchasers shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither UBPS nor the Purchasers shall issue any such press release or otherwise make any such public statement without the prior consent of UBPS, with respect to any press release of the Purchasers, or without the prior consent of the Purchaser, with respect to any press release of UBPS, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, UBPS shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case UBPS shall provide such Purchaser with prior notice of such disclosure permitted under subclause (i) or (ii).

4.7 Shareholder Rights Plan. No claim will be made or enforced by UBPS or, to the knowledge of UBPS, any other Person that any Purchaser is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by UBPS, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between UBPS and any Purchaser. UBPS shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

4.8 Non-Public Information. UBPS covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that UBPS believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. UBPS understands and confirms that such Purchaser shall be relying on the foregoing representations in effecting transactions in securities of UBPS.

4.9 Use of Proceeds. UBPS shall use the net proceeds from the sale of the Securities hereunder and equity securities issued in the Equity Offering for the Acquisition, working capital and fees and expenses relating to the Acquisition.

4.10 Reimbursement. If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of UBPS (except as a result of sales, pledges, margin sales and similar transactions by the Purchasers to or with any current stockholder), solely as a result of such Purchaser’s acquisition of the Securities under this Agreement, UBPS will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of UBPS under this paragraph shall be in addition to any liability which UBPS may otherwise have, shall extend upon the same terms and conditions to any Affiliates of such Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of such Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of UBPS, such Purchaser and any such Affiliate and any such Person. UBPS also agrees that neither such Purchaser nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to UBPS or any Person asserting claims on behalf of or in right of UBPS solely as a result of acquiring the Securities under this Agreement.

4.11 Indemnification of Purchasers. Subject to the provisions of this Section 4.11, UBPS will indemnify and hold each Purchaser and its directors, officers, shareholders, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Purchaser Party may suffer or incur as a result of, arising from, or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by UBPS in this Agreement or in the other Transaction Documents (or any allegation by a third-party that, if true would constitute such a breach) or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of UBPS who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings any Purchasers may have with any such stockholder or any violations by such Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify UBPS in writing, and UBPS shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by UBPS in writing, (ii) UBPS has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of UBPS and the position of the Purchaser Party. UBPS will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without UBPS’ prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.

4.12 Reservation and Listing of Securities.

(a) UBPS shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors of UBPS shall use commercially reasonable efforts to amend UBPS’ certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

(c) UBPS shall, if applicable: (i) in the time and manner required by the Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on the Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

4.13 Subsequent Equity Sales. In addition to the limitations set forth herein, from the date hereof until such time as no Purchaser holds any of the Securities, UBPS shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below). The term “Variable Rate Transaction” shall mean a transaction in which UBPS issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of UBPS or the market for the Common Stock or (ii) enters into any agreements, including but not limited to an equity line of credit, whereby UBPS may sell securities at a future determined price tied to the market price of the Common Stock. The term “MFN Transaction” shall mean a transaction in which UBPS issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of UBPS on terms more favorable than those granted to such investor in such offering. Any Purchaser shall be entitled to obtain injunctive relief against UBPS to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

4.14 Equal Treatment of Purchasers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, UBPS shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by UBPS and negotiated separately by each Purchaser, and is intended for UBPS to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.15 Investor Relations. Promptly after Closing, UBPS agrees to hire an investor relations firm satisfactory to the Purchasers.

4.16 Form D; Blue Sky Filings. UBPS agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. UBPS shall take such action as UBPS shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.17Most Favored Nation Provision. Any time UBPS effects a subsequent financing, each Purchaser may elect, in its sole discretion, to exchange all or some of its Notes, Issued Shares and Warrants (treated for this purpose only as a unit) then held by it for the securities issued in a subsequent financing based on the then outstanding principal amount of the Note plus any other fees then owed by UBPS to the Purchaser, and the effective price at which such securities are sold in such subsequent financing.

4.18 Additional Participation Right. For a period of three years after the Closing Date, each Purchaser shall have the right to participate in any debt or equity financing (up to 100% of the original principal amount of the Note) of UBPS on the same terms as those offered to such third party providing the financing (potentially to the exclusion of such third party). UBPS shall give the Purchasers at least ten (10) Business Days advance notice of such debt or equity financing, which notice shall set forth all of the material terms. The Purchasers shall have at least five (5) Business Days to inform UBPS of their intention to participate.

4.19 Audit and Collateral Monitoring Fees. Representatives of the Purchasers may visit the Company or UBPS or conduct audits, inspections or field examinations of the Company or UBPS and valuations or appraisals of any or all of the collateral or business or enterprise valuations of the Company or UBPS at any time and from time to time in a reasonable manner so as not to unduly disrupt the business of the Company or UBPS. The Company and/or UBPS, as the case may be, agrees to pay (i) $1,500 per day per examiner plus all of the examiner’s out of pocket costs and reasonable expenses incurred in connection with all such visits, audits, inspections, valuations and field examinations and (ii) the reasonable cost of all audits, appraisals and business valuations (including enterprise valuation appraisals) conducted by third party auditors or appraisers on behalf of the Purchasers; provided that so long as no Default or Event of Default has occurred and is continuing, neither the Company nor UBPS shall be obligated to pay for more than one such audit and field examination in any calendar year.

4.20 Board Composition. The Purchasers (i) shall have the right to designate one designee for election to the Board of Directors of UBPS (and every committee thereof) (the “Board Designee”) and (ii) shall have the right to designate one designee to attend all meetings of the Board of Directors of UBPS (and every committee thereof) as an observer (the “Board Observer”). If the Board Designee has been designated, he or she will be entitled to receive copies of all material distributed at all meetings of the Board of Directors of UBPS (and every committee thereof). Upon election of the Board Designee, UBPS will execute a customary form of indemnification agreement in favor of the Board Designee in his or her capacity as a director of UBPS. At all times during the tenure of the Board Designee, UBPS shall maintain a directors’ and officers’ liability insurance policy with coverage in a customary amount from financially sound and reputable insurers. UBPS shall pay to the Board Designee the same compensation for his or her services as a director of UBPS as the compensation, if any, paid to non-employee directors of UBPS.

4.21 Control Agreements. Within 60 days of the Closing Date, the Company and UBPS shall enter into account control agreements in form and substance satisfactory to the Purchasers, duly executed by the applicable financial institution with respect to each deposit account and securities account maintained by the Company or UBPS.

ARTICLE V.
MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligation hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before December 15, 2007; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2 Fees. At the Closing, the Company has agreed to (i) reimburse Centrecourt Asset Management LLC (“Centrecourt”) $40,000, for its legal fees and expenses of counsel (of which $15,000 has been previously paid), (ii) pay Centrecourt $25,000 for its due diligence investigation of the Company (all of which has been previously paid); and (iii) pay Centrecourt $280,000 as a structuring fee. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of amendments, by the Company and Purchasers holding 75% of the principal amount of Notes then outstanding, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchasers holding 75% of the principal amount of Notes then outstanding. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to such “Purchaser.”

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.11.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing, the delivery of the Securities and exercise of the Warrants, as applicable for the applicable statue of limitations.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page or data file were an original thereof.

5.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of an exercise of a Warrant, the Purchasers shall be required to return any shares of Common Stock subject to any such rescinded exercise notice.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchasers to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchasers’ election.

5.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19 Agent

(a) Authorization of Action. Each Purchaser hereby appoints and authorizes CAMOFI Master LDC (the “Agent”) to be its agent in its name and on its behalf and to exercise such rights or powers granted to the Agent or the Purchasers (i) under the Security Documents to the extent specifically provided therein and on the terms thereof, together with such rights, powers and discretions as are reasonably incidental thereto. As to any matters not expressly provided for by the Security Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Purchasers, and any action so taken or not so taken by the Agent shall be binding upon all Purchasers; provided, however, that the Agent shall not be required to take any action which exposes the Agent to liability in such capacity, which could result in the Agent incurring any costs and expenses or which is contrary to this Agreement or applicable law.

(b) Indemnification. Each Purchaser hereby agrees to indemnify and hold harmless the Agent from and against any and all liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent (in its capacity as agent for the Purchasers) in any way relating to or arising out of the Security Documents or any action taken or admitted by the Agent under or in respect of the Security Documents; provided that no Purchaser shall be liable for any portion of such liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Purchaser agrees to reimburse the Agent promptly upon demand on a pro rata basis in accordance with the then outstanding indebtedness, liabilities and obligations owing to such Purchaser by the Company in respect of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preservation of any rights of the Agent or the Purchasers under, the enforcement of, or legal advice in respect of the rights or responsibilities under, the Security Documents, to the extent that the Agent is not reimbursed for such expenses by the Company or its Subsidiaries.

(c) Successor Agent. The Agent may, as hereinafter provided, resign at any time by giving not less than 30 days’ written notice thereof to the Purchasers and the Company. Upon any such resignation, the Purchasers shall have the right to appoint a successor Agent (the “Successor Agent”), which shall be a Purchaser and which shall be acceptable to the Company, acting reasonably. Upon the acceptance of any appointment as Agent hereunder by a Successor Agent, such Successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall thereupon be discharged from its further duties and obligations as Agent under the Security Documents. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 5.19 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Security Documents. Absent such a resignation by the Agent, the Agent’s appointment shall continue until revoked in writing by Purchasers holding 75% of the outstanding principal amount of the Notes, at which time such Purchasers shall appoint a new Agent.

(d) Taking and Enforcement of Remedies.

(1) Each of the Purchasers hereby acknowledges that, to the extent permitted by applicable law, the remedies provided under the Security Documents to the Purchasers are for the benefit of the Purchasers collectively and acting together and not severally and further acknowledges that its rights under the Security Documents are to be exercised not severally, but collectively by the Agent upon the decision of the Purchasers; accordingly, notwithstanding any of the provisions contained in any of the Transaction Documents, each of the Purchasers hereby covenants and agrees that it shall not be entitled to take any action with respect to the Security Documents, including, without limitation, any acceleration of the indebtedness, liabilities or obligations of the Company or any of its Subsidiaries, but that any such action shall be taken only by the Agent with the prior written agreement of the Purchasers, provided that, notwithstanding the foregoing:

(2) in the absence of instructions from the Purchasers and where in the sole opinion of the Agent the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Purchasers take such action on behalf of the Purchasers as it deems appropriate or desirable in the interest of the Purchasers; and

(3) the commencement of litigation before any court shall be made in the name of each Purchaser individually unless the laws of the jurisdiction of such court permit such litigation to be commenced in the name of the Agent on behalf of the Purchasers (whether pursuant to a specific power of attorney in favor of the Agent or otherwise) and the Agent agrees to commence such litigation in its name; provided, however, that no litigation shall be commenced in the name of any Purchaser without the prior written consent of such Purchaser;

(4) each of the Purchasers hereby further covenants and agrees that upon any such written consent being given by the Purchasers, they shall co-operate fully with the Agent to the extent requested by the Agent in the collective realization, including, without limitation, the appointment of a receiver and manager to act for their collective benefit; and each Purchaser covenants and agrees to do all acts and things to make, execute and deliver all agreements and other instruments, including, without limitation, any instruments necessary to effect any registrations, so as to fully carry out the intent and purpose of this Section 5.19; and each of the Purchasers hereby covenants and agrees that it has not heretofore and shall not seek, take, accept or receive any security for any of the obligations and liabilities of the Company under the Transaction Documents or under any other document, instrument, writing or agreement ancillary thereto other than such security as is provided hereunder and shall not enter into any agreement with the Company or any of its Subsidiaries relating in any manner whatsoever to the transactions contemplated hereunder, unless all of the Purchasers shall at the same time obtain the benefit of any such security or agreement, as the case may be.

(5) Notwithstanding any other provision contained in the Transaction Documents, no Purchaser shall be required to be joined as a party to any litigation commenced against the Company or any of its Subsidiaries by the Agent under the Transaction Documents (unless otherwise required by any court of competent jurisdiction) if it elects not to be so joined in which event any such litigation shall not include claims in respect of the rights of such Purchaser against the Company or any of its Subsidiaries under the Transaction Documents until such time as such Purchaser does elect to be so joined; provided that if at the time of such subsequent election it is not possible or practicable for such Purchaser to be so joined, then such Purchaser may commence proceedings in its own name in respect of its rights against the Company or any of its Subsidiaries.

5.20 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ASSOCIATED THIRD PARTY ADMINISTRATORS	Address for Notice:

By:	/s/ Richard Stierwalt	Telephone:
Name: Richard Stierwalt		Facsimile:
Title: Chief Executive Officer

UNITED BENEFITS & PENSION SERVICES, INC.
(with respect to Article 4 only)

By:	/s/ Richard Stierwalt
Name: Richard Stierwalt
Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO ATPA PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: CAMOFI Master LDC____________________________________________
Signature of Authorized Signatory of Investing Entity: /s/ Richard Smithline_______________________
Name of Authorized Signatory: Richard Smithline___________________________________________
Title of Authorized Signatory: Director____________________________________________________
Email Address of Authorized Entity: ________________________________________________

Address for Notice of Investing Entity:
CAMOFI Master LDC
c/o Centrecourt Asset Management LLC
350 Madison Avenue, 8th Floor
New York, New York 10017

Address for Delivery of Securities for Investing Entity (if not same as above):

Subscription Amount: $7,250,000
Warrant Shares: 2,494,521
Issued Shares:
EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO ATPA PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: CAMHZN Master LDC____________________________________________
Signature of Authorized Signatory of Investing Entity: /s/ Richard Smithline________________________
Name of Authorized Signatory: Richard Smithline___________________________________________
Title of Authorized Signatory: Director____________________________________________________
Email Address of Authorized Entity: ________________________________________________

Address for Notice of Investing Entity:
CAMHZN Master LDC
c/o Centrecourt Asset Management LLC
350 Madison Avenue, 8th Floor
New York, New York 10017

Address for Delivery of Securities for Investing Entity (if not same as above):

Subscription Amount: $750,000
Warrant Shares: 258,054
Issued Shares:
EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

DISCLOSURE SCHEDULE

This constitutes the Disclosure Schedule (the “Disclosure Schedule”) referred to in, delivered concurrently with, and made a part of the Securities Purchase Agreement (the “Agreement”), dated as of November 30, 2007, by and among Associated Third Party Administrators, a California corporation (the “Company”), United Benfits & Pension Services, Inc., a Delaware corporation (the “UBPS”) and each of the Purchaser(s) identified on the signature pages thereto (the “Purchasers”).

This Disclosure Schedule is subject to the following general terms:

1.	Capitalized terms used in this Disclosure Schedule have the meaning ascribed to them in the Agreement unless otherwise defined herein.

2.
For purposes of this Disclosure Schedule, any information, item, or other disclosure set forth in any portion hereof shall be deemed, to the extent applicable, to have been set forth in all other applicable provisions without need for additional cross-referencing to the extent the matters to be excepted from such other provisions is apparent from the text of the disclosure.

3.
No disclosure of any matter contained in this Disclosure Schedule shall create an implication that such matter meets any standard of materiality, shall be used as a basis for interpreting the term “material”, “materially” or “materiality” in the Agreement or that such information is or is not required to be disclosed in or by the Agreement.

4.
The headings contained in this Disclosure Schedule are for reference purposes only and shall not affect in any way the meaning or interpretation of any disclosure herein or be deemed to alter or affect the express description of the Section of this Disclosure Schedule as set forth in the Agreement.

5.	Any disclosures in this Disclosure Schedule that refer to a document are qualified in their entirety by reference to the text of such document.

6.
Any information or the dollar thresholds set forth in this Disclosure Schedule shall not be used as a basis for interpreting “Material Adverse Effect” or other similar terms in this Agreement, except as expressly set forth in this Disclosure Schedule.

7.
Disclosure of any matter in this Disclosure Schedule shall not constitute an addendum or raise any inference that such matter constitutes a violation of law or an admission of any liability, violation or breach of contract or facts supporting any liability, violation or breach of contract.

SCHEDULE 3.1(a)

Subsidiaries

1.  Trust Benefits On Line, LLC, a Delaware limited liability company, is a wholly-owned subsidiary of the Company.

SCHEDULE 3.1(d)

Conflicts

No Disclosure

SCHEDULE 3.1(e)

Filings, Consents and Approvals

1.  Filings required under the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

2.  Filings required by the “blue sky” laws of any state in which the Securities are offered or sold.

SCHEDULE 3.1(g)

Capitalization

1.  Equity Ownership

The following table shows the actual and fully diluted equity ownership of the UBPS Common Stock after giving effect to the completion of (i) the Equity Offering, (ii) the acquisition by UBPS of the Company, (iii) the offering contemplated by this Agreement, and (iv) the conversion of the Secured Convertible Notes Due November 30, 2007 issued by UBPS (the “Bridge Notes”) into UBPS Common Stock.

	Shares Owned if Minimum Amount is Sold					Shares Owned if Maximum Amount is Sold
	Actual		Fully Diluted			Actual		Fully Diluted
	Amount%		Amount%			Amount%		Amount%
Investors in this Offering(1): Shares Warrant Shares(2)	1,800,000	55.8%	1,800,000 900,000	25.6 12.8	% %	3,600,000	71.6%	3,600,000 1,800,000	36.4 18.2	% %
Investors in the Debt Offering: Warrant Shares(3)			2,752,575	39.1%				2,752,575	27.8%
Bridge Lenders(4)	232,000	7.2%	232,000	3.3%		232,000	4.7%	232,000	2.3%
ATPA Stockholders(5)(6)(7)	600,000	18.6%	600,000	8.5%		600,000	11.9%	600,000	6.1%
Executive Management of UBPS(6)(8)(9)(10)	592,503	18.4%	592,503	8.4%		592,503	11.8%	592,503	6.0%
Placement Agent Warrants(11)			162,000	2.3%				324,000	3.3%
Total	3,224,503	100%	7,039,078	100%		5,024,503	100%	9,901,078	100%

____________________
(1)	Includes up to 24 Units that may be purchased in the Offering by directors, officers and employees of UBPS.
(2)	Shares issuable upon exercise of the UBPS Warrants included in the Units at an exercise price of $.00001 per share.
(3)	Shares issuable upon exercise of the Noteholder Warrants at an exercise price of $.00001 per share.
(4)	Shares issuable upon conversion of the Bridge Notes.
(5)	Shares issuable to ATPA’s stockholders as part of the purchase price to be paid by UBPS in connection with its acquisition of ATPA pursuant to the ATPA Merger Agreement.
(6)
Does not include shares in an amount equal to 10% of the outstanding UBPS Common Stock on a fully diluted basis (703,908 shares if the Minimum Amount is sold and 990,108 shares if the Maximum Amount is sold) that will be available for grant or award of options under a 2007 Stock Incentive Plan to be adopted by UBPS prior to completion of this Offering. All references in the Memorandum to the 2007 Stock Incentive Plan shall reflect such amounts of shares available for grant of options.

(7)	Does not include up to 1,000,000 shares issued by UBPS to secure the promissory note issued by UBPS to fund the Second Escrow Amount pursuant to the ATPA Merger Agreement.
(8)	Does not include up to 24 Units that may be purchased in this Offering by directors, officers and employees of UBPS .
(9)
Includes 60,000 shares of UBPS Common Stock issuable to the Chairman of the Board of UBPS in payment of a consulting fee. See “Management - Executive Compensation”. Of the remaining 532,503 shares, an aggregate of 238,029 shares will be transferred prior to the initial closing of the Offering by Richard Stierwalt, the President and Chief Executive Officer of UBPS, to the future Chief Financial Officer of UBPS and to Andrew Park.

(10)
Does not include up to a total of 417,362 performance incentive shares if the Minimum Amount of Units is sold, and if the Maximum Amount of Units is sold, of UBPS Common Stock to be issued to Mr. Richard Stierwalt, and to the future Chief Financial Officer of UBPS upon the Company achieving the following budgeted performance levels: (i) 50% of such shares will be issued to such officers upon the Company achieving consolidated EBITDA (as defined in the Senior Secured Notes) of $4.75 million for the four fiscal quarters ending October 31, 2008; and (ii) 50% of such shares will be issued to such officers upon the Company achieving consolidated EBITDA (as defined in the Senior Secured Notes) of $5.9 million for the four fiscal quarters ending October 31, 2009.

(11)	Shares issuable upon exercise of the Placement Agent Warrants at an exercise price of $2.50 per share.

2.  The Company has issued, or will issue simultaneously with the execution of the Agreement, a Promissory Note (the “Sweeney Note”), dated as of December __, 2007, in favor of John Sweeney (“Sweeney”) in the Aggregate Principal Amount of $624,000, pursuant to that certain Stock Repurchase Agreement (the “Sweeney Repurchase Agreement”), dated October 17, 2007, between Sweeney and the Company. The Sweeney Note is repayable from the proceeds of the escrowed funds under the Acquisition Agreement, only to the extent any such funds are available to the shareholders of the Company.

3.  The Sweeney Repurchase Agreement.

4.  The Company and Subsidiary have entered into a non-binding letter of intent (the “LOI”), by and among the Company, Subsidiary, Information Concepts, Inc. (“ICI”), Scott Van Deursen, Bruce Biller and Ronald Jensen. Although definitive transaction documents with respect to the transactions contemplated by the LOI have not been finalized as of the date hereof, such definitive documents may require the Subsidiary to issue additional securities of the Subsidiary.

SCHEDULE 3.1(h)

Financial Statements

No Disclosure

SCHEDULE 3.1(i)

Material Changes

No Disclosure

LEGAL PROCEEDINGS

1.  In August 2006, the Company notified its errors and omissions insurance carrier of a threatened claim against the Company, purporting that errors were made in processing benefits under a plan it administers for the Western Conference of Teamsters Group Legal Services Fund purportedly resulting in reimbursement of benefit claims in excess of plan requirements (the “Threatened Claim”). The Company’s errors and omissions insurance carrier has assumed the defense of such potential claim. Although the Company is not currently able to determine the outcome of such potential claim, because to date no claim has been formally made, the Company believes that its maximum exposure would be limited to its insurance policy deductible of $300,000 and that any actual claim would not exceed the limit of its insurance coverage of $5.0 million. However, there can be no assurance in this regard and any exposure of the Company to liability in excess of the amount of its deductible could have a material adverse effect on the Company’s consolidated financial condition and results of operations. See Note 10 to the Audited Consolidated Financial Statements of the Company and Subsidiary as of April 30, 2006 and 2007 and for the fiscal years ended April 30, 2005, 2006 and 2007.

2.  The Northern California UFCW Wholesale Health & Welfare Trust Fund (the “Trust Fund”) has, pursuant to a letter dated January 17, 2007, from Linda Baldwin Jones to Rachelle Hislop of the Company, claimed that Retiree Self-Pay rate and COBRA rate increases that were approved effective August 1, 2004 were never implemented by the Company (the “UFCW Claim”).  The Trust Fund claims that if the Company had, in fact, increased rates effective August 1, 2004, the Trust Fund would have received an additional $262,152 plus $24 for each Non-Bargained Retiree in premiums.  The Trust Fund claims that it should be reimbursed for the loss of premiums, although it has offered to settle the matter for $227,008. the Company has asserted that the Trust Fund is recovering lost premiums by virtue of retiree contribution rates and therefore the Trust Fund does not have damages other than lost interest.

3.  Claim by General Employees Trust Fund claiming improper payment of claims by the Company.

SCHEDULE 3.1(l)

Compliance, Material Contracts

Real Property Leases

1. Office building Lease, dated December 29, 2004, between PTF Operating Engineers, LLC (as successor in interest to First Interstate Bank of California, as Corporate Trustee of the Pension Trust Fund for Operating Engineers) and the Company, as amended on December 1, 1995 and October 28, 2005, and relating to 1640 South Loop Road, Alameda, California

2. Office Lease Agreement, dated May 1, 1996, between Sheet Metal Workers’ National Pension Fund Headquarters Building L.L.C. (as successor in interest to Sheet Metal Workers’ National Pension Fund Headquarters Building, Inc.) and the Company, as amended by the First Amendment to Lease dated November 1, 2002, Second Amendment to Lease dated November 1, 2002 November 1, 2002 and subsequently amended as of May 1, 2004, and relating to 601 N. Fairfax Street, Suite 500, Alexandria, Virginia

3. Empire Parkway Center Standard Fully Serviced Lease, dated August 9, 2006, between Limar Realty Corp. #13 and Limar Realty Corp. # 14 and the Company and relating to 1411 Harbor Bay Parkway, #200, Alameda, California

4. Standard Industrial/Commercial Multi-Tenant Lease-Gross, dated October 10, 2001, between 4401 Santa Anita Corporation and the Company, as amended on July 1, 2005 and January 1, 2007, and relating to 4399/4401 Santa Anita Ave, #150,200,202,203,204,212A, El Monte, California

5. Lease, dated October __, 1996, between Martha L. Forrester and the Company, as amended on September 1, 1998, and relating to 1305 S.W. 12th Avenue, Portland, Oregon.

6. Lease Agreement, dated May 31, 2007, between 989 Market Street, LLC and the Company and relating to 989 Market Street, San Francisco, California

7. Office Lease (Multi-Tenant), dated July 1, 2004, between Salvio Pacheco Square, LLC and the Company, as amended on October 28, 2005 and September 29, 2006, and relating to 2151 Salvio Street, Suite 350, Concord, California

8. Lease Agreement, dated April 27, 1993, between Jaidan Investment Co. and the Company (as successor in interest to Glen Slaughter Associates), as amended as of May 9, 1996, February 1, 2001, March 16, 2004, July 1, 2004 and May 19, 2006, and relating to 2831 Camino Del Rio South, Suite 207, San Diego, California

9. Lease, dated January 11, 1991, between IL-30 N. LaSalle Street L.L.C., as beneficiary of land trust dated June 12, 1997 (as successor in interest to EOP-30 N. LaSalle Street L.L.C., successor in interest to LRP North Limited Partnership, successor in interest to The Prudential Insurance Company of America) and the Company (as successor in interest to Glen Slaughter & Associates), as amended on December 10, 1996, July 13, 2001 and January 26, 2005, and relating to 30 North La Salle, Suite 2000, Chicago, Illinois

10. Lease, dated August 17, 1999, between C&M Investments, a Sole Proprietorship and the Company, as amended on September 3, 1999 and February 28, 2000, and relating to 2280 Bates Avenue, Suite F, Concord, California

11. Lease Agreement, dated August 8, 1990, between LMP-1, LLC (as successor in interest to Lake Merit Plaza) and the Company, (as successor in interest to Glen Slaughter & Associates), as amended on November 8, 1993, December 7, 1994, November 17, 1995, August 27, 1999, August 27, 1999 and September 10, 2004, and relating to 1999 Harrison Street, Suite 620, Oakland, California

12. Sublease, dated July 1, 2004, between San Diego County Construction Laborers’ Pension Trust Fund and the Company and relating to 4161 Home Avenue, 2nd floor, San Diego, California

13. Office Lease, dated August 28, 2001, between Emery Station Joint Venture, LLC and Subsidiary, as amended on January 8, 2003, and relating to EmeryStation, 5858 Horton Street, Suite 265, Emeryville, California

The Company has not obtained the consent of any of its landlords under leases requiring such consent with respect to its entry into the Acquisition Agreement or the consummation of the Acquisition.

Collective Bargaining Agreements:

The Company is a party to the following Collective Bargaining Agreements:

1. Agreement, dated as of April 1, 2005, between Office & Professional Employees International Union Local 3 (San Francisco, CA) and the Company

2. Collective Bargaining Agreemenrt, effective September 1, 2004 through August 31, 2007, between Office & Professional Employees International Union Local 29 (Oakland, CA) AFL-CIO and the Company

3. Collective Bargaining Agreement, dated September 1, 2004, between Office & Professional Employees International Union Local 11 (Portland, OR) AFL-CIO and the Company

4. Agreement, dated September 1, 2004, between Office & Professional Employees International Union Local 2 (Silver Spring, MD) AFL-CIO and the Company

5. Agreement, effective September 1, 2004 through August 31, 2007, between Office & Professional Employees International Union Local 537 (Pasadena, CA) AFL-CIO and the Company

6. Collective Bargaining Agreement, dated March 1, 2007, between United Food & Commercial Workers International Union Local 1546 (Chicago, IL) and the Company

7. Agreement, effective January 1, 2005 between Professional & Clerical Workers Local 2348 and the Company

8. Contract, effective July 1, 2002 through June 30, 2008, between Freight Checkers, Clerical Employees and Helpers Union, Local 836, International Brotherhood of Teamsters and the Company (d/b/a S F Administrators)

Service Agreements with Major Clients

1. Service Agreement, effective as of August 1, 1996, between Carpenters Health & Welfare Trust Fund for California and the Company, as amended on February 23, 1999

2. Master Agreement, dated February 5, 2003, between Freight Checkers, Clerical Employees and Helpers Union Local NO. 856 International Brotherhood of Teamsters and the Company

3. Third Party Administrative Services Agreement, dated April 1, 2005, between Sheet Metal Workers’ National Pension Fund and the Company

4. Third Party Administrative Services Agreement, dated October 1, 2002, between Sheet Metal Workers’ National Pension Fund and the Company

5. Third Party Administrative Services Agreement, dated April 1, 2000, between Sheet Metal Workers’ National Pension Fund and the Company

6. Third Party Administrative Services Agreement, dated May 1 1996, between Sheet Metal Workers’ National Pension Fund and the Company

7. Administrative Agreement, dated January 1, 2003, between Trustees of Bay Area Painters and Tapers Health Fund and the Company

8. Administrative Agreement, dated October 1, 1998, between Trustees of the Automotive Industries Pension Trust Fund and the Company, as amended on April 12, 2001

9. Administrative Agreement, dated June 1, 1998, between Trustees of the Automotive Industries Pension Welfare Fund and the Company

10. Administrative Agreement, dated January 1, 2002, between Laborers Health and Welfare Trust For Southern California and the Company

11. Administrative Agreement, dated January 1, 2006, between Trustees of the Pensioned Operating Engineers Health & Welfare Trust Fund and the Company

12. Administrative Agreement, dated January 1, 2006, between Trustee of the Operating Engineers Health & Welfare Trust Fund and the Company

13. Administrative Agreement, dated January 1, 2000, between Trustees of the Pension Trust Fund for Operating Engineers and the Company

14. Administrative Agreement, dated October 1, 2002, between Building Service Health & Welfare Trust and the Company (as successor in interest to C.W. Sweeney and Company

15. Administrative Services Agreement, effective as of January 1, 1993, between Printing Specialties and Paper Products Joint Employer and Union Health and Welfare Fund and the Company

[The Company has not obtained the consent of Carpenters Health and Welfare Trust Fund for California under the agreement identified in Item 1 above with respect to its entry into the Acquisition Agreement or the consummation of the Acquisition.]

Documents relating to the Acquisition:

1. The Acquisition Agreement

2. The Company is a party to an Employment Agreement, dated as of the date hereof, with each of the following employees:

(a)	David Krier;
(b)	Michael Schumacher;
(c)	Robert Glaza;
(d)	Peter Herrling;
(e)	James Vernor;
(f)	Michael McCormick
(g)	Kristen Brooks;
(h)	Joe Ehrbar;
(i)	Doug Matook;
(j)	Russ O’Brien;
(k)	Marcy Sanchez;
(l)	Thomas Springer;
(m)	Judi Wilson;
(n)	John Holback;
(o)	Debra Elkins-Santi;
(p)	Peter Santillan;
(q)	Greg Trento;
(r)	Sandra Snyder; and

(s)	Pati Piro-Bosley.

3. Non-Competition and Non-Solicitation Agreements, dated as of the date hereof, by and between the Company and each of the following individuals:

(a)	John Sweeney;
(b)	Tom Weston;
(c)	David Krier;
(d)	Michael Schumacher;
(e)	Robert Glaza;
(f)	Peter Herrling;
(g)	James Vernor;
(h)	Michael McCormick;
(i)	Kristen Brooks;
(j)	Joe Ehrbar;
(k)	Doug Matook;
(l)	Russ O’Brien;
(m)	Marcy Sanchez;
(n)	Thomas Springer; and
(o)	Judi Wilson.

3. Consulting Agreement, dated as of the date hereof, by and between the Company and John Sweeney

4. Stock Repurchase Agreement, dated October 17, 2007, between the Company and John Sweeney

5. The Sweeney Note.

Other Contracts:

The Company has agreed to purchase a license for claim administration software from ICI, the potential partner in the reorganization of TBOL. The agreement with ICI is not yet finalized, but payments have been made by the Company.

SCHEDULE 3.1(s)

Certain Fees

No Disclosure

SCHEDULE 3.1(v)

Registration Rights

No Disclosure

SCHEDULE 3.1(z)

Indebtedness

1. The Sweeney Note.

2. Capitalized leases reflected on the Financial Statements of the Company.

SCHEDULE 3.1(cc)

Tax Status

No Disclosure

SCHEDULE 3.1(ii)

Accountants

1. Marcum & Kliegman, LLP